[Letterhead of Cahill Gordon & Reindel]













                           October 1, 1996






                                                   (212) 701-3000




First Industrial Realty Trust, Inc.
150 North Wacker Drive, Suite 150
Chicago, Illinois  60606


Ladies and Gentlemen:

          We have acted as tax counsel to First Industrial Realty Trust, Inc. (the "Company") in connection with the Form S-3 Registration Statement filed by the Company with the Securities and Exchange Commission on October 1, 1996, as amended through the date hereof and including the documents incorporated by reference therein (the "Registration State-ment").* We have been asked to provide our opinion on cer-tain federal income tax matters arising under the Internal Revenue Code of 1986, as amended (the "Code"), relating to

_________________________
* Capitalized terms used in this letter that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

the Company's qualification for taxation as a real estate investment trust (a "REIT") under the Code.

          The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations there-under (including proposed and temporary Regulations) and interpretations of the foregoing as expressed in court deci-sions and administrative determinations as of the date hereof. These provisions and interpretations are subject to changes that might result in modifications of our opinions.

          For purposes of rendering the opinions contained in this letter, we have reviewed (i) the Registration Statement;
(ii) the Articles of Incorporation of each of the Company, First Industrial Finance Corporation (the "Financing Partner-ship Subsidiary"), First Industrial Management Corporation (the "Mortgage Loan Properties Management Company"), First Industrial Third-Party Management Corporation ("First Indus-trial Management"), First Industrial Enterprises of Michigan, Inc. ("Damone/Andrew"), First Industrial Pennsylvania Corpo-ration ("First Industrial Pennsylvania"), First Industrial Harrisburg Corporation ("First Industrial Harrisburg"), First Industrial Securities Corporation ("First Industrial Securi-ties"), First Industrial Mortgage Corporation ("First Indus-trial Mortgage"), FR Acquisitions, Inc. ("FR Acquisitions"), First Industrial Indianapolis Corporation ("First Industrial Indianapolis") and First Industrial Development Services, Inc. ("First Industrial Development"); (iii) the partnership agreement of each of First Industrial, L.P. (the "Operating Partnership"), First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. (the "Securities Partnership"), First Industrial Penn-sylvania, L.P. (the "Pennsylvania Partnership"), First Indus-trial Harrisburg, L.P. (the "Harrisburg Partnership"), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partner-ship") and First Industrial Indianapolis, L.P. (the "India-napolis Partnership"); and (iv) such other documents, law and facts as we have deemed necessary to render the opinions set forth in this letter. In our review, we have assumed the genuineness of all signatures; the proper execution of all documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the authenticity of the origi-nals of any copies.

          In addition, for purposes of rendering the opinions set forth herein, we have assumed that (i) each of the

Company, the Financing Partnership Subsidiary, the Mortgage Loan Properties Management Company, First Industrial Manage-ment, First Industrial Pennsylvania, First Industrial Harris-burg, First Industrial Securities, First Industrial Mortgage, FR Acquisitions, First Industrial Indianpolis and First Industrial Development is a validly organized and duly incor-porated corporation under the laws of the State of Maryland;
(ii) Damone/Andrew is a validly organized and duly incorpo-rated corporation under the laws of the State of Michigan; and (iii) each of the Operating Partnership, the Financing Partnership, the Pennsylvania Partnership, the Harrisburg Partnership, the Securities Partnership and the Mortgage Partnership is a duly organized and validly existing limited partnership subject to the Delaware Revised Uniform Limited Partnership Act.

          These opinions also are premised on certain written representations made by (i) the Company, both in its capacity as a corporate entity and as general partner of the Operating Partnership; (ii) the Financing Partnership Subsidiary in its capacity as general partner of the Financing Partnership;
(iii) First Industrial Pennsylvania in its capacity as gen-eral partner of the Pennsylvania Partnership; (iv) First Industrial Harrisburg in its capacity as general partner of the Harrisburg Partnership; (v) First Industrial Securities in its capacity as general partner of the Securities Partner-ship; (vi) First Industrial Mortgage in its capacity as gen-eral partner of the Mortgage Partnership and (vii) First Industrial Indianapolis in its capacity as general partner of the Indianapolis Partnership, in certificates dated the date hereof (the "Certificates"). For purposes of our opinions, we have not made an independent investigation of the repre-sentations contained in the Certificates, and consequently we have relied on the representations therein that the informa-tion contained in the Certificates or otherwise furnished to us accurately describes all material facts relevant to our opinions.

          Based upon and subject to the foregoing, we are of the opinion that:

          (i) The Operating Partnership, the Financing Part-nership, the Pennsylvania Partnership, the Harrisburg Part-nership, the Securities Partnership, the Mortgage Partnership and the Indianapolis Partnership will be treated as partner-ships for federal income tax purposes and not as associations taxable as corporations.

         (ii) Commencing with the Company's taxable year ended on December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation, as described in the Registration Statement and as set forth in the Certificates, will enable it to meet the requirements for qualification and taxation as a REIT, provided that the Com-pany continues to satisfy the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT.

        (iii) The information in the Registration Statement under the heading "Certain Federal Income Tax Consider-ations", to the extent that such information constitutes con-clusions of law, has been reviewed by us and is correct in all material respects.

          We express no opinion with respect to the matters described herein or in the Registration Statement other than those expressly set forth herein. Our opinions are not bind-ing on the Internal Revenue Service (the "IRS") and the IRS may disagree with the opinions contained herein. Although we believe that our opinions would be sustained if challenged, there can be no assurance that this will be the case. The opinions expressed herein are based upon the law as it cur-rently exists. Consequently, future changes in the law may cause the federal income tax treatment of the matters referred to herein to be materially and adversely different from that described above. In addition, any variation in the facts from those set forth in the Registration Statement, the representations contained in the Certificates or otherwise provided to us may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, none of which will be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operations for any taxable year will satisfy the requirements for the Company to maintain its qualification as a REIT.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein as counsel to the Company. Our consent to such reference does not constitute a consent under Section

7 of the Securities Act of 1933, as amended, as in consenting to such reference we have not certified any part of the Reg-istration Statement and do not otherwise come within the cat-egories of persons whose consent is required under such Sec-tion 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,


                              /s/ Cahill Gordon & Reindel